                                                                 EXHIBIT 10.22

                                 CONFIDENTIAL

                     ASSEMBLY AND TEST SERVICES AGREEMENT

This Package and Test Agreement (the "Agreement"), is dated and effective as of February 28th, 2000 (the "Effective Date"), by and between. ST Assembly and Test Services Ltd a Singapore Corporation with offices at 5 Yishun Street, 768442, Singapore (STATS), and Centillium Communications, Inc., a Delaware corporation with offices at 47211 Lakeview Blvd., Fremont, California, 94538("Centillium").

                                    RECITALS
     WHEREAS, Centillium desires to purchase from STATS and STATS desires to supply to Centillium Assembly and Test Services on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

1.0  DEFINITIONS

     1.1  "Assembly Cycle Time" means the period of time required to manufacture
           -------------------
          the Products, commencing upon wafer start and ending on the day when STATS ships out (ex-factory) the ordered quantity of Products. The Assembly and Test Cycles Times for Prototype Production and Volume Production shall be as set forth in Exhibit A. Cycle Time does not include local national holidays and other factory holidays and shutdowns.

     1.2  "Lead Time" means the period of time, in calendar days, from the
           ---------
          placement of a particular order of a Product until the date of first shipment (ex-factory) of the ordered quantity of the Product.

     1.3  "Products" means the name of the package technology.

     1.4  "Affiliate" means any corporation or business entity, which is owned
           ---------
          or controlled by, owns or controls, or is under common ownership or control with, a party. For purposes of this definition, "control" of a corporation or business entity shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the corporation or business entity or the power to direct or cause the direction of the management or policies of the corporation or business entity.

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2.0  INTELLECTUAL PROPERTY RIGHTS

     2.1  Technical Information. All intellectual property and related rights in
          ---------------------
          and to technical information of either party including an affiliate or either party, which is provided to the other party in the course of the development of the Product(s) shall continue to belong to such providing party. This information shall be considered confidential and covered by a separate Non Disclosure Agreement.

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3.0  ASSEMBLY AND TEST SUPPLY

     3.1  Assembly Manufacturing
          3.1.1 On the terms and conditions of this Agreement, STATS will; manufacture packages, wafer sort silicon and test assembled packages

          3.1.2 Centillium will take ownership of the packages after all processing has been completed and electrical test continuity and Visual Mechanical results meet specification, see exhibit B.

          3.1.3 STATS will perform all Assembly and Test at its Singapore manufacturing facility. If STATS desires to change the location at which Assembly or Tests are being performed, STATS shall first define a qualification plan and obtain Centillium's written consent, more than 90 days prior to the location change. Centillium reserves the right to approve all changes to location. Centillium will notify STATS of approval or rejection within two weeks from receiving STATS notification and supporting documentation

          3.1.4 If STATS desires to change the form, fit, function or reliability STATS shall first define a qualification plan and obtain Centillium written consent, more than 90 days prior to such changes. Centillium reserves the right to approve all changes to form, fit, function or reliability. Centillium will notify STATS of approval or rejection within two weeks from STATS Centillium's notification and supporting documentation

          3.1.5 STATS will notify Centillium 90 days in advance, in writing, of any changes that are not form, fit, function or reliability related.
          3.1.6 STATS agrees to provide End-of-Life Notification to Centillium one year in advance of product discontinuance.
     3.2 STATS will treat Centillium as a Key Account and as such will continue to provide early access to newly developed processes during the period this agreement is in force.

     3.3  Qualification and Quality Control

          3.3.1 Qualification Centillium and STATS will cooperate fully to qualify jointly each product for which silicon is used in a package technology and will be manufactured hereunder ("Qualification"). Accordingly, the parties will cooperate to implement a Qualification procedure pursuant to which the parties will agree on parameters to monitor product quality and reliability. After qualification, Reliability Monitor data will be provided to Centillium on a quarterly basis detailing; Number of Lots, Number of devices, Number of passes/fails (cycles when failed), Test criteria. EXHIBIT C

          3.3.2 Changes After Qualification of any Product, STATS shall not make any major and/or critical Process change which will impact the performance, reliability or construction of the Products, without Centillium prior written consent, which consent shall not be unreasonably withheld. STATS shall notify Centillium in writing in advance of major Process changes, including but not limited to any changes which may:

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               3.3.2.1 Degrade Product quality or reliability;
               3.3.2.2 Result in failure of the Product to meet Centillium specifications
               3.3.2.3 Substantially stow lead times
               3.3.2.4 Change Process control variables, ranges or method;
               3.3.2.5  Result in leadframe or substrate revisions or changes to test methods/limits;
          3.3.3  Problem Notification

          STATS will classify and notify Centillium promptly (EXHIBIT D) upon discovering major process problems in its manufacturing lines that may affect the delivery capability of packages or package yields or that it has caused via the use of returned material.

          3.3.4 Yield Improvement Help STATS will notify Centillium of yield trends on a quarterly basis and what action is being performed to resolve the issues.

     3.4  Capacity and Forecasts.
          3.4.1  Capacity Agreement (EXHIBIT E)

          In order to ensure capacity. Centillium will provide a 12 month forecast with upside potential. STATS will agree to fulfill the capacity requirement of the 12 month forecast. This forecast is to be used for capacity planning only and the forecast on section (3.4.2) will be used to purchase wafers. If Centillium has unexpected demand above and beyond its upside forecast STATS agrees to meet this upside 100%, within the specified cycle times (EXHIBIT A) provided at least five (5) weeks notice is provided.

          3.4.2  Three (3) Month Rolling Forecasts

          Each month, Centillium will provide STATS a rolling forecast
               ("Forecast") of the number of packages and test time, which Centillium intends to purchase weekly during the next three- (3) months. The Forecast will be based on "packages out," i.e., on deliveries expected to be made by STATS each week

          3.4.3  Forecast Acknowledgment.
          All Forecasts shall be mutually agreed in writing (e-mail) with PO number and acknowledged package builds for each month of the three- (3) month forecast
          3.4.4  Required Orders

          Upon mutual agreement by the parties regarding the forecast, Centillium shall issue a "blanket" purchase order for those units identified in the initial Forecast and each subsequent weekly Forecast issued in accordance with this Agreement. Authorization for payment against the forecast will be given upon the determination of the quantity within 30 days of the shipment date.

          3.4.5  Purchase Order Process

          A blanket purchase order and the forecast process as stated in section
               3.4.4, 3.4.2 will initiate all purchases under this Agreement. Forecast shall state unit quantities, unit descriptions, requested delivery dates and shipping instructions. This Agreement, any prices agreed upon by the parties pursuant to this Agreement, unit quantities, unit descriptions, requested delivery dates and shipping instructions, shall constitute the complete agreement between the parties with respect to the purchase and sale of the Products and shall

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               supersede all prior oral or written agreements, representations and other communications between the parties relating to the subject matter of this Agreement. This Agreement shall also supersede any standard terms and conditions or pre-printed terms and conditions found on any Purchase Order issued under this Agreement.

          3.4.6  Cancellation
                 ------------

          Centillium may cancel product purchase order(s) or any portions thereof for any reason by notifying STATS in writing 48 hours prior to the scheduled start date on the forecast, provided that Centillium shall be liable for the costs of any direct or indirect raw materials incurred by STATS in reliance of the forecasts notwithstanding the cancellation or if Centillium's confirmed orders are less than Centillium's forecasts orders.

          3.4.7  Delivery Commitments.
                 --------------------

          STATS will deliver products to the carrier for shipment, within one
               (1) day. Upon Centillium request, STATS will halt production during manufacture, the foregoing delivery commitments will be extended by the number of days that the products are held.

          3.4.8  Shipping
                 --------

          All assembled units shall be delivered to Centillium, its designated airport or Customers freight forwarder in the case of drop ship. Pre-alerts are required to be sent from STATS to Centillium's freight forwarder at least 24 hr. in advance. Products shall be suitably packed for shipment in STATS JEDEC compliant standard containers, marked for shipment as specified in Centillium's purchase order, and delivered to a carrier or forwarding agent chosen by Centillium. However, should Centillium fail to designate a carrier, forwarding agent or type of conveyance, STATS shall contact Centillium's shipping department.

     3.5  Test and Inspection
          3.5.1  Inspection Results
                 ------------------

          STATS will supply to Centillium, with each shipment, quality control results, visual quality inspection results as agreed by the parties and a certificate of compliance to show the assembly and quality control steps were all completed

          3.5.2  Regular Reports
                 ---------------

          STATS will supply Centillium with reliability and statistical quality data on the STATS standard processes, which is made for the same product line, at regular intervals to be agreed upon but no less than once a quarter. The format and the contents of these report(s) are to be mutually agreed upon. Upon reasonable notice, STATS will allow Centillium on-site inspection at reasonable intervals to ensure that STATS follows the reliability and testing procedures set forth in this Agreement.

          3.5.3  Incoming Inspection Packages and tested devices may be subject
                 -------------------
               to incoming inspection, electrical testing and reliability testing by Centillium in accordance with the acceptance criteria set forth in Exhibit B and C hereto. Packages meeting applicable initial acceptance criteria or updated acceptance criteria will be deemed

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               accepted by Centillium. If packages do not meet this criteria
               Centillium Communications will notify STATS within 72 hr.

          3.5.4  Test or Visual/Mechanical Failure
                 ---------------------------------

          If any packages or lot of packages fails incoming inspection or test, and if test failure is caused by any defect in the Process used by STATS, Centillium may reject such lot or package in writing as soon as possible but at least within forty-five (45) days after delivery. In such event, STATS may, at its option, either re-test, rework or refund Centillium the purchase price of STATS services. Centillium will explain the reasons for wishing to reject a lot, and STATS will be entitled to examine any lot that Centillium wishes to reject. The parties will seek in good faith to resolve any disagreement as to whether a lot is conforming. After mutual agreement for return shipment, Centillium shall use reasonable commercial efforts to use STATS original packing, but in any event shall use commercially reasonable packaging, and supply all identifying shipping documents in order to avoid any deterioration of the goods.

          3.5.5  Low Line Yield on Volume Production.
                 -----------------------------------

          If the output per lot (i.e., electrical or visual mechanical yield, which meets the inspection and test criteria, is less than yield defined in Exhibit F and if Centillium so requests, STATS will explain the reasons for the low line yield. Lots or packages with yields below a yield defined in Exhibit F may not be shipped unless Centillium prior approval is obtained. The Established Standard Yield will be reviewed in every quarterly strategic business review and mutually agreed upon to apply for the following quarter and placed in Exhibit F.

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4.0  COMPENSATION
     4.1  Purchase Price
          --------------

     The price of the services shall be determined from time to time by agreement and quotation. The fixed price for any quarter will be reviewed during the last month of the previous quarter and mutually agreed to by the parties in good faith. For example, the Q2 (May -
          July) price will be finalized by March. If an agreement cannot be made, the current price will continue to be valid for the products already ordered.

     4.2  Payment.
          -------

     STATS will invoice Centillium the (the "payer"), as specified in the relevant Purchase Order. Past due invoices of Centillium to the payer shall bear interest at the rate of US prime rate + 1.5%, however, this payment can be delayed without charge if a quality or other process issue causes a delay but not in excess of the maximum lawful rate, until paid in full. If the due date of the invoice of STATS is not a business day, the payer shall pay STATS on the next business day following such due date. STATS may submit invoices for services not earlier than the date of shipment to Centillium Payment shall be in United States dollars unless otherwise agreed.

     4.3  Taxes
          -----

     Purchase prices shall be exclusive of all taxes and customs duties including any applicable goods and services tax, and Centillium shall pay and be liable for all taxes and duties imposed by any taxing jurisdiction in "Country of Origin" or at the location of manufacturing.

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5.0  WARRANTY AND DISCLAIMER; LIABILITY

     5.1  LIMITED WARRANTY. Products sold by STATS are warranted to conform to
          ----------------
          specifications therefor at the time of delivery to Centillium and to remain free from defects in workmanship and material for a period of three (3) months from the date of shipment by STATS. Any products which fail to meet either such warranty shall, at upon mutual agreement, either be repaired or replaced by STATS at no charge to Centillium or STATS shall issue a credit therefor in the amount paid by Centillium on the said invoice. STATS warranty obligation shall be limited solely to such repair, replacement or credit. Such obligation shall be conditioned upon receipt by STATS of notice of any alleged non-conformance to specifications within thirty (30) days after delivery to Centillium and of any alleged defect in material or workmanship within thirty (30) days after discovery. Products, which STATS consents or directs in writing to be returned, shall be returned to STATS, freight prepaid, F.O.B. Centillium's facility in California or other destination directed by. STATS warranty shall only apply if the products have not been altered or repaired other than with authorization from STATS and according to its approved procedures, the products have not been subjects to misuse, abuse, improper installation, misapplication, maintenance, neglect or accident, the products have not been damaged by excessive physical or electrical stress and the products have not had their serial numbers, or other markings, if any, altered, defaced or removed. All Products or parts determined to be defective shall become the property of STATS upon replacement, and STATS reserves the right to utilize refurbished parts to repair or replace the warranted products. Warranty repairs or warranty replacements shall be subject to this warranty for the longer of (a) ninety (90) days following shipment of the repaired/replaced products, or (b) the remainder of the original warranty for the defective product, which has been repaired or replaced.

     THE FOREGOING WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES,
          EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, COURSE OF DEALING OR USAGE OF TRADE. STATS SHALL HAVE NO RESPONSIBILITY FOR ANY PARTICULAR APPLICATION MADE OF ANY PRODUCT.

     5.2  LIMITATION OF LIABILITY
          -----------------------

     UNDER NO CIRCUMSTANCE SHALL STATS OR ANY OF ITS AFFILIATES BE LIABLE TO
          CENTILLIUM OR ANY OTHER PERSON OR ENTITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON LOST GOODWILL, LOST PROFITS, WORK STOPAGE, PRODUCT FAILURE, IMPAIRMENT OF OTHER GOODS OR OTHERWISE AND WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, TORT OR OTHERWISE.

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6.0  INTELLECTUAL PROPERTY INDEMNITY

     6.1  Indemnification by Centillium
          -----------------------------

     Centillium agrees to defend STATS and its Affiliates against any third-party actions or claims arising out of the manufacture, use, sale, offer for sale, or importation of Products and brought against STATS to the extent based upon a claim that Centillium's specifications, technology, or information made available to STATS, or the product thereof infringes any worldwide patent, trademark or copyright, trade secret or similar intellectual property right of any third party, and Centillium agrees to purchase any work-in-process for Products and to pay any settlement amounts or damages awarded against STATS and its Affiliates (including reasonable attorneys fees and court costs) to the extent based upon such a claim; provided that STATS and its Affiliates provides Centillium (i) prompt notice thereof, (ii) reasonable assistance in connection with the defense thereof (at Centillium's expense excluding STATS and its Affiliates employee expense), and (iii) full control of the defense and settlement thereof. Centillium shall not settle any such claim in a manner that has a material adverse effect on STATS and its Affiliates without STATS and its Affiliates prior written consent. Centillium agrees to keep STATS and its Affiliates apprised of the progress of any action or claims covered by this Section 6.1. Notwithstanding the foregoing, Centillium's obligation to indemnify STATS and its Affiliates under this Section 6.1 shall not apply to any actions or claims described in
          Section 6.2 below.

     6.2  Indemnification by STATS.
          -------------------------

          6.2.1 STATS agrees to defend Centillium and/or its Associated Companies against any third-party actions or claims arising out of the manufacture, use, sale, offer for sale, or importation of Products and brought against Centillium to the extent based upon a claim that the use of any Process used by STATS or any technology or information provided by STATS under this Agreement infringes or misappropriates (directly or indirectly, such as, without limitation, through the sale or importation of a wafer manufactured by any such Process) any worldwide patent, copyright, trade secret or other intellectual property right of any third party, and agrees to pay any settlement amounts or damages awarded against Centillium and/or its Associated Companies (including reasonable attorneys fees and court costs) to the extent based upon such a claim; provided that Centillium and/or its Associated Companies provides STATS (i) reasonably prompt notice thereof, (ii) reasonable assistance in connection with the defense thereof (at Centillium's expense excluding Centillium and/or Associated Company employee expense), and (iii) allows STATS full control of the defense and settlement thereof. STATS shall not settle any such claim in a manner that has a material adverse effect on Centillium without Centillium's prior written consent. STATS agrees to keep Centillium apprised of the progress of any action covered by this Section 6.2.

          6.2.2 STATS shall at all times have the right to: (i) obtain appropriate licenses to, or (ii) modify the Process provided that the resulting Product complies with the specifications set forth in Exhibit B and subject to Centillium's right to approve such changes in advance, such pre-approval not to be unreasonably withheld.

          6.2.3  Exclusions. STATS shall not be obligated to indemnify and hold
                 ----------
               harmless Centillium where the infringement is caused by: (i) the use of Products by Centillium in combination with other circuits components, components, devices or products if both the infringement would not have occurred but for such combination and could have been avoided by a different commercially viable combination and such combination is not reasonably necessary to use the Product for its intended purpose; (ii) use of the Products by Centillium and/or its Associated Companies in applications or environments for which Products were not designed; or (iii) modifications to the Products by Centillium and/or its Associated Companies if such infringement would have been avoided absent such modifications, unless such modifications were authorized by STATS.

     6.3  Entire Liability. THE FOREGOING STATES EACH PARTY'S ENTIRE LIABILITY
          -----------------
          AND OBLIGATION (EXPRESS, STATUTORY, IMPLIED OR OTHERWISE) UNDER THIS AGREEMENT WITH RESPECT TO INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY. IN NO EVENT SHALL STATS'S LIABILITY PURSUANT TO SECTION 6.2 ARISING OUT OF ANY INFRINGEMENT CLAIM EXCEED THE AMOUNT PAD OR PAYABLE BY CENTILLIUM HEREUNDER FOR THE PRODUCTS THAT ARE THE SUBJECT OF SUCH CLAIM.

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7.0  GENERAL PROVISIONS

     7.1  Confidentiality. (5 years)

          7.1.1  Confidential Information. "Confidential Information" means any
                 ------------------------
               technical data, trade secret, know-how, or other information disclosed by any party (including the Associated Companies) hereunder, either directly or indirectly, in writing, orally, by drawing or by inspections, and which shall be marked by the disclosing party as "Confidential" or "Proprietary". If such information is disclosed orally, through demonstration or by inspection, in order to be deemed Confidential Information, it must be specifically designated as being of a confidential nature at the time of disclosure and confirmed in writing to be received by the receiving party within ten (10) days of such disclosure.

          7.1.2 Exclusions. Notwithstanding the foregoing, Confidential Information shall not include information which:
               7.1.2.1  is known to the receiving party at the time of
                    disclosure or becomes known to the receiving party without breach of this Agreement;
               7.1.2.2  is or becomes publicly known through no wrongful act of the receiving party or any affiliate of the receiving party;
               7.1.2.3  is rightfully received from a third party without restriction on disclosure;
               7.1.2.4  is independently developed by the receiving party or any of its affiliates by persons who had no access to the information;
               7.1.2.5  is furnished to any third party by the disclosing party without restriction on its disclosure; or
               7.1.2.6  is approved for release upon a prior written consent of the disclosing party.

          7.1.3  Compelled Disclosure. Notwithstanding the foregoing, a
                 --------------------
               receiving party may disclose Confidential Information if such Confidential Information is disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law; provided, however, that the receiving party shall provide prior notice to the disclosing party and thereafter use reasonable commercial efforts to assist the disclosing party in preventing or controlling such compelled disclosure.

          7.1.4  Nondisclosure. The receiving party agrees that it will not
                 -------------
               disclose any Confidential Information to any third party unless that third party agrees to be bound to the confidentiality obligations stated in this part VII and will not use Confidential Information of the disclosing party for any purpose other than for the performance of obligations hereunder during the term of this Agreement. The receiving party further agrees that Confidential Information shall remain the sole property of the disclosing party and that it will take all reasonable precautions to prevent any unauthorized disclosure of Confidential Information by its employees and independent contractors. No license shall be granted by the disclosing party to the receiving party with respect to Confidential Information disclosed hereunder unless otherwise expressly provided herein. Each party will disclose the other's Confidential Information

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               only to those of its employees and personnel of Affiliates that have a need to know and who are informed that such information is confidential.

          7.1.5  Return of Confidential Information. After expiration or
                 ----------------------------------
               termination of this Agreement upon the request of the disclosing party, the receiving party will promptly return all Confidential Information furnished hereunder and all copies thereof, and the receiving party will certify that al such confidential information has been returned or destroyed.

          7.1.6  Publicity. The parties agree that all publicity and public
                 ---------
               announcements concerning the formation and existence of this Agreement shall be jointly planned and coordinated by and among the parties. Neither party shall disclose any of the provisions of this Agreement, the existence of this Agreement, nor that the parties are doing business with one another to any third party without the prior written consent of the other party. Centillium will be responsible for all communications with Centillium's customers concerning the subject matter hereof, and STATS agrees to forward to Centillium any communications it receives from Centillium's customers. Notwithstanding the foregoing, any party may disclose information concerning this Agreement as required by the rules, orders, regulations, subpoenas or directives of a court, government or governmental agency, after giving prior notice to the other parties and either party may disclose this Agreement to its attorneys, accountants or like consultants that have a need to know or to potential investors or potential acquiring companies.

          7.1.7  Remedy for Breach of Confidentiality. If a party breaches any
                 ------------------------------------
               of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the non-breaching party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

     7.2  Term and Termination
          --------------------

     This Agreement shall remain in force for five (5) years from the time the first product is released to production by Centillium unless it is terminated earlier as provided in this Agreement. At the end of five
          (5) years, this Agreement will be extended for another one (1) year under the same terms and conditions provided herein unless either party gives notice of termination twelve (12) months prior to the expiration date. Notwithstanding the foregoing, all existing orders and the provisions of Part 5.0, 6.0, and Section 7.6 (Export Controls) shall survive any termination or expiration of this Agreement. The obligations of confidentiality under Article 7.1 shall last during the specific period set forth in Article 7.1.

          7.2.1 Subject to Section 7.2(b), either party may terminate this Agreement with immediate effect, at its sole discretion, upon giving written notice to the other party, in case:

               7.2.1.1  the other party defaults in the performance of any material obligation hereunder, and if any such default is not corrected within ninety (90) days after the defaulting party receives written notice of such default from the non-defaulting party,

               7.2.1.2  the business of the other party as a commercial
                    enterprise ceases, or

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          7.2.1.3  The other party files a petition in bankruptcy, or is adjudicated bankrupt, or makes a general assignment for the benefit of creditors, or becomes insolvent, or is otherwise unable to meet its business obligations for a period of three (3) consecutive months.

          7.2.2  In the event that STATS terminates this Agreement pursuant to
               Section 7.2 above, STATS agrees to upon request to provide Centillium customers with a continued supply of Packages and test services. Centillium agrees to provide STATS with a list of such customers reasonably prior to the occurrence of the events specified in Sections 7.2.

     7.3  Force Majeure. The parties shall not be liable to one another for
          -------------
          failure to perform any part of this Agreement except for any payment obligation when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, inevitable accidents, war (declared or undeclared), embargoes, blockades, legal restrictions, governmental regulations or orders, riots, insurrections, year 2000 computer problems or any cause beyond the control of such party. However, the party so prevented from performance shall use commercially reasonable efforts to resume performance, and the parties shall proceed under this Agreement when the causes of such nonperformance have ceased or have been eliminated.

     7.4  Assignment. The parties shall not assign or transfer this Agreement,
          ----------
          in whole or in part, or any right or obligation hereunder to any third party without the prior written consent of the other party, provided that either party shall have the right to assign this Agreement to an entity that acquires all or substantially all of its assets, without the consent of the other party.

     7.5  Governing Law: Disputes.
          -----------------------

          7.5.1 Except as hereinafter provided, all disputes or controversies arising out of or in any manner relating to this Agreement which the parties do not resolve in good faith within ten days after either party notifies the other of its desire to arbitrate such disputes or controversies shall be settled by arbitration by a single arbitrator in accordance with the then standard prevailing commercial rules, as modified or supplemented by this article, of the American Arbitration Association ("AAA"). The arbitration shall be held in Santa Clara County, California. The arbitration award shall be in writing and shall specify the factual and legal bases of such award. The arbitration award shall be final and binding, and a judgment consistent therewith may be entered by any court of competent jurisdiction. The parties agree that the arbitration award shall be treated confidentially, and the parties shall not, except as otherwise required by law or court or, disclose the arbitration award to any third party, excluding personnel I their affiliated companies and their attorneys and accountants with a need to know, provided that such recipients agree to be bound by the same restrictions as are contained in this Agreement. The arbitrator shall not have the power to render an award of punitive damages. To the extent of any conflict, this article shall supersede and control AAA rules.

          7.5.2 Nothing in this article shall be construed to preclude or in any way prohibit either party from: (1) seeking any provisional remedy, such as an injunction or a temporary restraining order; or (2) instituting or prosecuting to judgment any lawsuit in any court of competent jurisdiction to collect any money due.

          7.5.3 Except as provided in this subsection, neither party shall have the right to take depositions or obtain discovery of documents or other information. After the appointment of the arbitrator, the parties shall agree on (1) a reasonable number of and schedule for depositions which the parties may take and (2) a reasonable scope and schedule for the production of documents or other information which is relevant to the subject matter of the arbitration. If the parties cannot reach agreement on the number of depositions, the scope, of production of documents or other information and the schedule therefor, the arbitrator shall make such determination(s). All discoveries shall be completed no later than thirty (30) days prior to the arbitration hearing. The arbitrator shall have the power to enforce any discovery agreed upon by the parties or other wise required to be taken sanctions and penalties as can be or may be imposed in like circumstance in a civil actions by a California Superior Court, except the power to order the arrest or imprisonment of a person.

          7.5.4 No later than thirty (30) days prior to the arbitration hearing, each party shall produce to the other party and the arbitrator lists of the witnesses, documents and other information which such party intends to use at the arbitration hearing.

     7.6  Export Controls. STATS and Centillium acknowledge that they are each
          ---------------
          subject to regulation by agencies of the U.S. and "Country of Origin" Governments, including the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of the parties to provide technical information, technical assistance, any media in which any of the foregoing is contained, training and related technical data (collectively, "Data") shall be subject in all respect to such United States and "California" laws and regulation as shall from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, Bureau of Export Administration.

     Without in any way limiting the provisions of this Agreement, the parties agree that unless prior written authorization is obtained from the Bureau of Export Administration or unless the Export Administration Regulations explicitly permit the re-export without such written authorization, neither party will export, re-export, or transship, directly or indirectly, the Products or any technical data disclosed or provided to STATS, or the direct product of such technical data, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations and which currently consist of Albania, Bulgaria, Cambodia, Cuba, the Czech Republic, Estonia, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, Poland, Romania, the geographic area of the former Union of Soviet Socialist Republics, the

          Slovak Republic and Vietnam, or to the People's Republic of China (excluding Taiwan), Haiti, Iran, Iraq, Syria, Yugoslavia (Serbia and Montenegro), or to any other country, as to which the U.S. Governments have placed an embargo against the shipment of products, which is in effect during the term of this Agreement.

     7.7  Notice Any notice required or permitted to be given under this
          ------
          Agreement shall be delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested, to the address of the other party first set forth above, or to such other address as a party may designated by written notice in accordance with this Section 7.7 by overnight courier, or (iii) by electronic transmission with conforming letter mailed under the conditions described in (ii). Notice so given shall be deemed effective when received, or if not received by reason of fault of addressee, when delivered.

          If to ST Assembly and Test Services Ltd, to:

          Exec. Vice President Sales
          Singapore Account Manager
          5 Yishun Street 23
          768442

          If to Centillium, to:

          Vice President of Operations and Manufacturing
          Centillium
          47211 Lakeview Blvd
          California, 94538

     7.8  Relationship of Parties The relationship between Centillium and STATS
          -----------------------
          under this Agreement is that of independent contractors and neither shall be, nor represent itself to be, the joint venture, franchiser, franchisee, partner, broker, employee, servant, agent, or representative of the other for any purpose whatsoever. No party is granted any right or authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, another party or to bind another in any matter or thing whatsoever.

     7.9  Waiver
          ------

     Should any of the parties fail to exercise or enforce any provision of this Agreement or to waive any rights in respect thereto, such waiver or failure shall not be construed as constituting a continuing waiver or a waiver of any other right.

     7.10  Severability
           ------------

     In the event that any provision or provisions of this Agreement shall be held to be unenforceable, the parties shall re-negotiate those provisions in good faith to be valid, enforceable substitute provisions which provisions shall reflect as closely as possible the intent of the original provisions of this Agreement. If the parties fail to negotiate a substitute provision, this Agreement will continue in full force and effect without said.

     7.11  Entire Agreement This Agreement, including the Exhibits referred to
           ----------------
          herein, contains the entire understanding of the parties, and supersedes any prior agreement between or among the parties with respect to its subject matter. In case of any conflicts between this Agreement and any purchase orders, acceptances, correspondence, memorandum, listing sheets and other documents forming part of any order for Products, this Agreement shall govern. This Agreement shall not be amended or modified except by written instrument signed by the duly authorized representatives of the parties hereto. IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives or officers, effective as of the Effective Date.

STATS  Centillium

By: /s/                         By: /s/ WF Mackenzie
    ---                             ----------------

Name: JUNE CHIA                 Name: William F Mackenzie
      ----------                      -------------------

Title: EVP Sales & Marketing          Title: VP Operations and Manufacturing
       ---------------------
Services

                                    EXHIBITS
                                    --------

A - Assembly and Test Cycle Times - Prototype and Production
B - Acceptance Criteria - Electrical and Visual Mechanical
C - Regular Data - SPC, Test and Reliability
D - Problem Resolution Procedures
E - Capacity Guarantee
F - Low yield limits
G - Specifications
H - WIP Reporting Format (minimum data set)

      EXHIBIT A - Assembly and Test Cycle Times - Prototype and Production
      --------------------------------------------------------------------

TECHNOLOGY                             PROTOTYPE               PRODUCTION               HOT-LOT
-------------------------------------------------------------------------------------------------------
LEADED ASSEMBLY                          3 Days                  5 Days                  3 Days
-------------------------------------------------------------------------------------------------------
NON-LEADED ASSEMBLY                      2 Days                  4 Days                  2 Days
-------------------------------------------------------------------------------------------------------
TEST                                     1 Day                   3 Days                  1 Day
-------------------------------------------------------------------------------------------------------

                        EXHIBIT B - ACCEPTANCE CRITERIA
                        -------------------------------

TECHNOLOGY               PROTOTYPE             PRODUCTION               AOQ
                                                                    (PRODUCTION)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

LEADED ASSEMBLY      4 mil Coplanarity     3 mil Coplanarity          15 DPM
-----------------------------------------------------------------------------------
NON-LEADED           8 mil Coplanarity     6 mil Coplanarity          15 DPM
 ASSEMBLY
-----------------------------------------------------------------------------------
TEST                 Prototype Program       Latest Program           35 DPM
-----------------------------------------------------------------------------------

                            EXHIBIT C - REGULAR DATA
                            ------------------------

Test                       Number of lots        Devices tested         Passes/Fails       Test Criteria
Autoclave                Number of lots       Devices tested        Passes/Fails          Test Criteria
HAST                     Number of lots       Devices tested        Passes/Fails          Test Criteria
Temp Cycle               Number of lots       Devices tested        Passes/Fails          Test Criteria
Thermal Shock            Number of lots       Devices tested        Passes/Fails          Test Criteria
Ball Shear               Number of lots       Devices tested        Passes/Fails          Test Criteria
Bond Pull                Number of lots       Devices tested        Passes/Fails          Test Criteria
Solderability            Number of lots       Devices tested        Passes/Fails          Test Criteria
Lead Strength            Number of lots       Devices tested        Passes/Fails          Test Criteria
Die Shear                Number of lots       Devices tested        Passes/Fails          Test Criteria
Mark Permanency          Number of lots       Devices tested        Passes/Fails          Test Criteria
SPC                      Number of lots       Devices tested        Cp                    Cpk

Data is to be provided to the Centillium Reliability Engineer on a Monthly Basis including FA Reports for all failures

                    EXHIBIT D Problem Resolution Procedures

When STATS identifies current or potential problems or Centillium Notifies STATS of a potential problem
a) Accept such notice and classify it in accordance with the following classifications:

     i. Critical - Functional or Reliability failure resulting in missed deliveries or customer lines down
     ii. Major - Functional or Reliability failure which does not resulting in missed deliveries or customer lines down
     iii.                Minor - Cosmetic problem or feature enhancement

b) Resolve such Engineering Complaint according to the following classifications of the date of STATS's notice, unless the parties mutually agree upon a later date. If unable to resolve an Engineering Complaint within the specified period, STATS will issue an "interim report".

     i.   Critical - 1 day
     ii.                 Major  - 3 days
     iii.                Minor  - 2 weeks

b) For Critical and Major complaints, STATS agrees to acknowledge receipt of such Engineering Complaint and advise Centillium of their proposed organization responsible for containing it within one (1) working day of Centillium's receipt thereof.

c) For Minor complaints, STATS agrees to acknowledge receipt of such Engineering Complaint and advise furnish Centillium a weekly report of the status of open Engineering Complaints, in a mutually agreed upon medium, together with a proposed schedule for their resolution.

                          EXHIBIT E Capacity Agreement

MONTHS                LEADED PACKAGES    NON LEADED PACKAGES     TEST TIME/HR         TEST TIME/HR
                                                                   (DIGITAL)            (ANALOG)
------------------------------------------------------------------------------------------------------
March                             35000                75000                  611                  125
------------------------------------------------------------------------------------------------------
Apr                               35000                75000                  611                  125
------------------------------------------------------------------------------------------------------
May                               27500                67500                  528                  113
------------------------------------------------------------------------------------------------------
Jun                               30000                70000                  556                  117
------------------------------------------------------------------------------------------------------
Jul                               32500                62500                  528                  104
------------------------------------------------------------------------------------------------------
Aug                               35000                75000                  611                  125
------------------------------------------------------------------------------------------------------
Sept                              35000                75000                  611                  125
------------------------------------------------------------------------------------------------------
Oct                               40000                80000                  667                  133
------------------------------------------------------------------------------------------------------
Nov                               40000               100000                  778                  167
------------------------------------------------------------------------------------------------------
Dec                               40000               155000                 1083                  258
------------------------------------------------------------------------------------------------------

 .                              This forecast is to be used for capacity planning only and the forecast on section (3.4.2) will be used to purchase wafers.
 .                            If Centillium has unexpected demand above and beyond its upside forecast STATS agrees to meet this upside 100%, within the specified cycle times (EXHIBIT A) provided at least five (5) weeks notice is provided for leaded and 8 weeks for non leaded
 .                            Test time for Digital includes Sort

                          EXHIBIT F LOW YIELD CRITERIA

TECHNOLOGY                         DIGITAL TEST            ANALOG                 AOQ                  AOQ
                                                            TEST                 (V/M)            (ELECTRICAL)
-----------------------------------------------------------------------------------------------------------------
LEADED ASSEMBLY                                 90%                62.5%        35 DPM               15 DPM
-----------------------------------------------------------------------------------------------------------------
NON-LEADED ASSEMBLY                             80%         N/A                 35 DPM               15 DPM
-----------------------------------------------------------------------------------------------------------------


 .    If the lot does not meet the limit page the relevant Centillium engineer

                           EXHIBIT G - SPECIFICATIONS

SPC monitoring of manufacturing sites     CSP-OPQR- 16
Reliability process monitoring program    CSP-OPQR- 17
Packing and Transportation of wafers      CSP-OPSH-1
Visual wafer inspection criteria          CSP-OPQR-18

              EXHIBIT H - WIP Reporting Format (minimum data set)

1. Location
2. Requested Ship Date
3. Date and time file sent
4. Forecast Ship date
5. Customer or MELCO Devices Number
6. Ship confirmation date
7. Process Stage
8. Lot number
9. Package quantity into process stage

 .  Reports to be generated daily